FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
MARCH 1, 2007

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

CHULA VISTA, CA – March 1, 2007 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank, announced today that its Board of Directors has declared a quarterly cash dividend of eighteen cents ($0.180) per share on its outstanding common stock. The dividend will be payable on April 3, 2007 to shareholders of record as of March 15, 2007.

Hans R. Ganz, President and Chief Executive Officer of the Company, said “this sixteenth consecutive increase to our quarterly dividend reflects our continued commitment to enhance shareholder value.”

As of December 31, 2006, the Company had consolidated total assets of $808.3 million and stockholders’ equity of $81.7 million, with 4,405,754 shares of common stock currently outstanding. The Company’s stock is traded on the NASDAQ Global Market under the symbol “FPTB”.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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